Exhibit 23.1c

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Kent Commerce Bank
Grand Rapids, Michigan

We hereby consent to the use in the Prospectus constituting a part of the Registration Statement on Form S-4 of Capitol Bancorp Ltd. of our report dated January 31, 2000 relating to the financial statements of Kent Commerce Bank which is contained in that Prospectus. We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO SEIDMAN, LLP

Grand Rapids, Michigan
November 16, 2000